UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2019

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, on November 8, 2018, Aegerion Pharmaceuticals, Inc. (“Aegerion”), a wholly-owned subsidiary of Novelion Therapeutics Inc. (“Novelion”), entered into a bridge credit agreement (the “Bridge Credit Agreement”) with certain funds managed by Athyrium Capital Management, LP (“Athyrium”) and Highbridge Capital Management, LLC (“Highbridge”), as lenders, and Cantor Fitzgerald Securities, as agent (the “Bridge Agent”), under which Aegerion borrowed from the Bridge Lenders new secured first lien term loans in cash in an aggregate principal amount of $50.0 million and $22.5 million of new secured term loans that were funded, on behalf of Aegerion, to repurchase and retire an equal amount of Aegerion’s 2% convertible notes due August 2019, at par, held by certain funds managed by Athyrium and Highbridge (collectively, the “Bridge Loans”).  The Bridge Loans had an initial maturity date of February 15, 2019.  On January 31, 2019, Aegerion sent notice to the Bridge Agent electing to extend the initial maturity date of the Bridge Loans to June 30, 2019, as permitted under and in accordance with Section 2.10 of the Bridge Credit Agreement.

Additional information about the Bridge Loans can be found in Novelion’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2018, including the full text of the Bridge Credit Facility filed therewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	Interim Chief Executive Officer

Date:  February 4, 2019

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